Exhibit 99.1

Contact: Kevin Bordosky Senior Director, Investor Relations (281) 647-4035

Diamond Offshore Reports First Quarter 2024 Results

•	Secured $731 million in contract awards year to date, including $713 million in Q1

•	Total backlog was $1.9 billion as of April 1, 2024

•	Ocean GreatWhite repairs progressing well; expected back on location in the first half of June

•	Secured marketing rights for 3 high-specification 7th generation drillships

HOUSTON, May 7, 2024 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the first quarter of 2024:

	Three Months Ended
Thousands of dollars, except per share data	March 31, 2024	December 31, 2023
Total revenues	$274,610	$297,637
Operating income	21,813	44,915
Net income (loss)	11,612	(145,702)
Income (loss) per diluted share	0.11	(1.42)
Adjusted operating income	31,813	44,915
Adjusted EBITDA (1)	64,163	72,340
Adjusted net income (loss)	25,434	(145,702)
Adjusted income (loss) per diluted share	0.25	(1.42)

(1)	Adjusted to exclude the $10 million insurance deductible associated with a claim for the Ocean GreatWhite.

Bernie Wolford, Jr., President and Chief Executive Officer, stated, “The demand landscape remains compelling for our business. The high-specification deepwater rig supply-demand balance continues to tighten, which is resulting in strong contracting conditions that have already begun to benefit our fleet. The average contract dayrate across our fleet will notably increase as we transition to our recently awarded contracts.”

New Contract Awards and Marketing Rights

As previously disclosed, the Company secured $713 million in new contract awards in the first quarter, including two-year contract extensions for the Ocean BlackLion and Ocean BlackHornet in the U.S. Gulf of Mexico at leading-edge dayrates as well as additional plug and abandonment (“P&A”) work for the Ocean Patriot, which is currently underway.

In addition, after quarter-end, the Company signed an estimated 30-day, one-well contract for the Ocean BlackRhino, representing approximately $18 million in total contract value that will be pre-paid prior to commencement. The work is scheduled to begin immediately after the rig’s Special Periodical Survey and Managed Pressure Drilling upgrade later this year.

Further, the Company has recently secured the marketing rights for three 7th generation drillships. The Company entered into an agreement with the owner of the West Dorado and West Draco to market the rigs in Brazil, Latin America, West Africa, Malaysia, and Indonesia. In addition, the Company agreed with the owner of the former West Libra, now known as the Tidal Action, to market the rig in the U.S. Gulf of Mexico.

Financial Results

Revenue for the first quarter of 2024 totaled $275 million compared to $298 million in the fourth quarter of 2023. The decrease in revenue quarter-over-quarter was primarily driven by the reduction in revenue for the Ocean GreatWhite following its equipment incident in the first quarter and the West Auriga’s return to the rig owner at the end of February upon expiration of the rig’s charter. The decrease in revenue was partially offset by a full quarter of revenue for the Ocean BlackHawk and Ocean Courage at higher dayrates after completion of shipyard upgrades and contract preparation work in the fourth quarter of 2023.

Contract drilling expense for the first quarter of 2024 was $184 million, a $5 million decrease from the prior quarter. The decrease in contract drilling expense was primarily due to lower charter and other operating expenses attributable to the two managed rigs and the absence of the well control equipment efficiency bonus accrued in the fourth quarter of 2023. The reduction in expense was partially offset by incremental contract drilling expense for the Ocean Courage and Ocean BlackHawk, both of which operated for the entire first quarter of 2024, and the recording of $7.6 million in insurance deductible associated with the Ocean GreatWhite’s equipment incident.

General and administrative expenses were flat at $19 million for both the first quarter of 2024 and the fourth quarter of 2023.

For the first quarter of 2024, the Company recognized a net tax benefit of $3.2 million compared to tax expense of $174 million for the fourth quarter of 2023. The benefit in 2024 is inclusive of a $12.2 million tax benefit on the remeasurement of uncertain tax positions due to the movement in foreign currency exchange rates. The expense in the fourth quarter of 2023 reflected the reversal of a previously recorded tax benefit earlier in 2023.

Operational Highlights

The Company’s rigs continued to perform well, with six rigs achieving revenue efficiency of over 96% for the first quarter, with overall revenue efficiency for the quarter of 94% excluding the Ocean GreatWhite incident. The Ocean Courage and Ocean BlackHawk operated for the full quarter under new contracts, and the Ocean Patriot completed its campaign with Repsol and began its two-well P&A contract with Serica. The Ocean GreatWhite safely recovered the LMRP from the seabed and arrived in the Kishorn port on March 15 for repairs. The repairs are progressing well, and the rig is currently scheduled to be back on the well location in the first half of June, in-line with prior estimates.

Wolford concluded, “Looking ahead, we are focused on the Ocean GreatWhite returning to work safely, securing additional backlog for our rigs, and delivering operational excellence across the fleet to maximize our cash flow generation.”

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results and an update on operations has been scheduled for 8:00 a.m. CDT on Wednesday, May 8, 2024. A live webcast of the call will be available online on the Company’s website at www.diamondoffshore.com. Participants who want to join the call via telephone or want to participate in the question and answer session may register here to receive the dial-in numbers and unique PIN to access the call. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release and made in the referenced conference call that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning future contract effectiveness and estimated duration; expectations regarding rig downtime, reactivation, upgrades and capital expenditures, equipment recovery and repair cost and efforts, insurance claims and recoveries, surveys, retirements, availability, utilization, scrapping, impairments, backlog and revenue expected to result from backlog, future revenue, operating costs and performance; future liquidity and financial condition, market conditions, commodity prices and strategic opportunities; contract noncompliance by customers and other third parties; outcomes of customer discussions; future impact of regulations; and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those currently anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and investors and analysts are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating and equipment recovery risks, litigation and disputes, permits and approvals for drilling operations, supply chain and normal business operations across sectors and countries, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of such statement, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based. In addition, information contained in this press release is as of the date of this release. There can be no assurance as to future developments, as future events could differ materially from those anticipated. Forward-looking statements are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other important factors beyond the Company’s control that could cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such statements.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2024	December 31, 2023
Revenues:
Contract drilling	$258,770	$279,681
Revenues related to reimbursable expenses	15,840	17,956

Total revenues	274,610	297,637

Operating expenses:
Contract drilling, excluding depreciation	184,205	188,803
Reimbursable expenses	15,266	17,304
Depreciation	31,354	27,705
General and administrative	18,576	19,190
Loss (gain) on disposition of assets	3,396	(280)

Total operating expenses	252,797	252,722

Operating income	21,813	44,915
Other income (expense):
Interest income	1,774	1,464
Interest expense	(15,346)	(14,847)
Foreign currency transaction gain (loss)	231	(2,863)
Other, net	(71)	(54)

Income before income tax expense	8,401	28,615
Income tax benefit (expense)	3,211	(174,317)

Net Income (loss)	$11,612	$(145,702)

Income (loss) per share:
Basic and Diluted	$0.11	$(1.42)

Weighted-average shares outstanding, Basic	102,440	102,322

Weighted-average shares outstanding, Diluted	104,740	102,322

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$162,409	$124,457
Restricted cash	6,832	14,231
Accounts receivable, net of allowance for credit losses	219,923	254,323
Prepaid expenses and other current assets	57,402	63,412
Asset held for sale	1,000	1,000

Total current assets	447,566	457,423
Drilling and other property and equipment, net of accumulated depreciation	1,153,040	1,156,368
Other assets	89,488	98,762

Total assets	$1,690,094	$1,712,553

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$275,344	$296,150
Long-term debt	534,009	533,514
Noncurrent finance lease liabilities	108,537	113,201
Deferred tax liability	15,472	10,966
Other liabilities	97,421	113,871
Stockholders’ equity	659,311	644,851

Total liabilities and stockholders’ equity	$1,690,094	$1,712,553

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

Three Months Ended
March 31,
2024
Operating activities:
Net income	$11,612
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	31,354
Loss on disposition of assets	3,396
Deferred tax provision and other non-cash income taxes	(7,525)
Stock-based compensation expense	3,590
Contract liabilities, net	4,865
Contract assets, net	10
Deferred contract costs, net	5,867
Other assets, noncurrent	860
Other liabilities, noncurrent	(874)
Other	963
Net changes in operating working capital	4,900

Net cash provided by operating activities	59,018

Investing activities:
Capital expenditures	(27,935)
Proceeds from disposition of assets, net of disposal costs	3,805

Net cash used in investing activities	(24,130)

Financing activities:
Principal payments of finance lease liabilities	(4,335)

Net cash used in financing activities	(4,335)

Net change in cash, cash equivalents and restricted cash	30,553
Cash, cash equivalents and restricted cash, beginning of period	138,688

Cash, cash equivalents and restricted cash, end of period	$169,241

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND REVENUE EFFICIENCY

(Dayrate in thousands)

TOTAL FLEET
First Quarter			Fourth Quarter
2024			2023
Average Dayrate (1)	Utilization (2)	Revenue Efficiency (3)	Average Dayrate (1)	Utilization (2)	Revenue Efficiency (3)
$305	68%	88.7%	$316	69%	94.9%

(1)

Average dayrate is defined as total contract drilling revenue for all of the rigs in our fleet (including managed rigs) per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all rigs in our fleet (including managed and cold-stacked rigs).
(3)	Revenue efficiency is calculated as actual contract drilling revenue earned divided by potential revenue, assuming a full dayrate is earned.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a basis in conformity with generally accepted accounting principles in the United States (GAAP), this press release provides investors with adjusted earnings before interest, taxes, depreciation and amortization and uninsured costs for repairs to the Ocean GreatWhite, which we consider to be outside the normal course of our operations (or Adjusted EBITDA), which is a non-GAAP financial measure. Management believes that this measure provides meaningful information about the Company’s performance by excluding certain items that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the Company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income or loss, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

Reconciliation of Income Before Income Tax Expense to Adjusted EBITDA:

(In thousands)

	Three Months Ended
	March 31,	December 31,
	2024	2023
As reported income before income tax expense	$8,401	$28,615
Interest expense	15,346	14,847
Interest income	(1,774)	(1,464)
Foreign currency transaction (gain) loss	(231)	2,863
Depreciation	31,354	27,705
Loss (gain) on disposition of assets	3,396	(280)
Other, net	71	54
Insurance deductible included in contract drilling expense	7,600	—

Adjusted EBITDA (1)	$64,163	$72,340

(1)

Adjusted to exclude the $10.0 million insurance deductible associated with a claim for the Ocean GreatWhite, of which $2.4 million and $7.6 million were recorded as loss on disposition of assets and contract drilling expense, respectively, in the first three months of 2024.

Reconciliation of As Reported Operating Income to Adjusted Operating Income:

(In thousands)

	Three Months Ended
	March 31,	December 31,
	2024	2023
As reported operating income	$21,813	$44,915
Insurance deductible	10,000	—

Adjusted operating income	$31,813	$44,915

Reconciliation of As Reported Net Income (Loss) to Adjusted Net Income (Loss):

(In thousands)

	Three Months Ended
	March 31,	December 31,
	2024	2023
As reported net income (loss)	$11,612	$(145,702)
Insurance deductible	10,000	—

Tax effect:
Insurance deductible	3,822	—

Adjusted net income (loss)	$25,434	$(145,702)

Reconciliation of As Reported Income (Loss) per Diluted Share to Adjusted Income (Loss) per Diluted Share:

(In thousands)

	Three Months Ended
	March 31,	December 31,
	2024	2023
As reported income (loss) per diluted share	$0.11	$(1.42)
Insurance deductible	0.10	—

Tax effect:
Insurance deductible	0.04	—

Adjusted income (loss) per diluted share	$0.25	$(1.42)